UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

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☐	Definitive Proxy Statement

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Digital Ally, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

Commencing December 10, 2021, Digital Ally, Inc. (the “Company”) initiated (i) a voicemail campaign, the purpose of which was to provide the Company’s stockholders with a recorded message (the “Recorded Message”) from Stanton E. Ross, the Company’s Chief Executive Officer, regarding the Company’s upcoming Special Meeting of Stockholders originally scheduled to be held on Monday, December 13, 2021, which was subsequently adjourned to Tuesday, December 28, 2021 (the “Special Meeting”), and to encourage stockholders to vote for the proposal (“Proposal #1”) to approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of its capital stock, as included in the Definitive Proxy Statement that the Company filed with the Securities and Exchange Commission (“SEC”) on October 22, 2021 (the “Definitive Proxy Statement”); and (ii) a text message campaign, the purpose of which was to provide the Company’s stockholders with a text (the “Text”) regarding the Special Meeting and to encourage stockholders to vote for Proposal #1.

The Record Message and Text each supplement the Definitive Proxy Statement and the Definitive Additional Materials that the Company filed with the SEC on October 22, 2021, November 22, 2021, December 2, 2021 and December 9, 2021.

Below is a transcript of the Recorded Message.

Fellow shareholders, Stan Ross CEO of Digital Ally calling to remind you of the upcoming special meeting and to ask for your vote to increase authorized shares from 100 million to 300 million.

It is vital that we receive your support and vote FOR this proposal in order to fund additional, strategic acquisitions, retain and motivate our employees and potential future capital raises.

You can vote FOR this proposal by calling Laurel Hill Advisory Group at 888-742-1305 or vote your proxy by telephone, internet or mail. Laurel Hill will also be available to answer any questions you may have.

Thank you in advance for your support in this proposal as we look forward to an exciting 2022 for Digital Ally.

Below is a copy of the Text:

DGLY asks to vote FOR increase in authorized shares. Help continue a momentous 2021 into 2022! Call: 888-742-1305. Reply STOP to opt out.

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Note: Notwithstanding the foregoing or anything to the contrary contained herein, as a precaution due to the outbreak of the coronavirus (COVID-19), the Company is planning for the possibility that there may be limitations on attending the Special Meeting in person, or the Company may decide to hold the Special Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”).